UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2021

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CRBP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2021, the Board of Directors (the “Board”) of Corbus Pharmaceuticals Holdings, Inc. (the “Company”) appointed Craig Millian as Chief Operating Officer.

Craig Millian, 53, served as the Company’s Chief Commercial Officer since February 2019, and vacated such office upon appointment as Chief Operating Officer. Mr. Millian brings 25 years of experience leading commercial organizations for a range of pharmaceutical companies during all stages of development and commercialization. Prior to joining the Company, Mr. Millian held various leadership positions at EMD Serono, Inc., including Senior Vice President, Head of U.S. Fertility and Endocrinology from 2012 to 2016, and Senior Vice President, Head of U.S. Neurology and Immunology from 2016 to 2018. In these roles, he was responsible for leading the strategic direction and driving operating results for these franchises in the U.S. He oversaw areas of the business including sales, marketing and patient support services. Previously, Mr. Millian served as Vice President, Commercial at Vertex Pharmaceuticals Inc. (“Vertex”), where he helped design and build the commercial infrastructure, organizational capabilities and go-to-market plans in advance of launching the Vertex product pipeline. Prior to Vertex, he held commercial leadership roles at Pfizer Inc. and Sanofi. Mr. Millian holds an MBA from New York University and a degree in Finance from the University of Pennsylvania.

The Company entered into an employment agreement with Mr. Millian which became effective April 11, 2020 (the “Employment Agreement”). The Employment Agreement will be effective for a period of two years. The Employment Agreement provides for Mr. Millian to serve as Chief Commercial Officer and provides for an annual base salary of $400,000. In addition, pursuant to the Employment Agreement, Mr. Millian will be eligible to receive an annual bonus, which is targeted at up to 40% of his base salary but which may be adjusted by the Board based on his individual performance and the Company’s performance as a whole. Pursuant to the terms of the Employment Agreement, Mr. Millian will be eligible to receive, from time to time, equity awards under the Company’s existing equity incentive plan, or any other equity incentive plan the Company may adopt in the future, and the payments of such awards, if any, will be determined by the Board or Compensation Committee of the Board, in their discretion. Mr. Millian is subject to non-compete provisions, which apply during the term of his employment and for a period of six months from the date of cessation of his employment, subject to the Company providing as severance ((x) if the Company terminates Mr. Millian’s employment without cause or he terminates his employment for good reason during the term of the Employment Agreement and (y) he timely executes and does not revoke a general release, which will include a non-compete covenant, and complies with covenants.) twelve months of his base salary, other than during the three months immediately preceding or the 12 months immediately following a Change in Control, as defined in the Employment Agreement (the “Change in Control Period”), in which case it will be increased to eighteen (18) months. Mr. Millian will be subject to non-solicitation provisions, which apply during the term of his employment and for a period of twelve months from the date of cessation of his employment. In addition, the Employment Agreement contains customary confidentiality and assignment of inventions provisions. If the Company terminates Mr. Millian’s employment without cause or he terminates his employment for good reason during the term of the Employment Agreement, other than during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for twelve months, and he may be paid a pro-rated bonus, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. If the Company terminates Mr. Millian’s employment without cause or he terminates his employment for good reason during the term of the Employment Agreement, and during the Change in Control Period, the Company will be required to pay him as severance reimbursement of the cost of COBRA coverage (or to use commercially reasonable best efforts to provide the cost of other comparable coverage if COBRA reimbursement would incur tax penalties or violate the law) for eighteen (18) months, accelerated vesting of all of his outstanding options, restricted stock and other equity incentive awards and his current year bonus at target levels, each subject to his timely execution and non-revocation of a general release, which will include a non-compete covenant, and continuing compliance with covenants. Mr. Millian’s severance payments and other applicable payments and benefits will be subject to reduction to the extent doing so would put him in a better after-tax position after taking into account any excise tax he may incur under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. The Employment Agreement will expire on April 11, 2022.

In connection with Mr. Millian’s appointment as Chief Operating Officer, the Company entered into an amendment to the Employment Agreement (the “Amendment”) to change Mr. Millian’s position to Chief Operating Officer and to agree that such change does not constitute Good Reason, as defined in the Employment Agreement.

There are no family relationships between Mr. Millian and any director or executive officer of the Company.

The foregoing descriptions of the Employment Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Employment Agreement and the Amendment, which are filed as Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 11, 2020 and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
10.1	Amendment to Employment Agreement between Corbus Pharmaceuticals Holdings, Inc., and Craig Millian, effective as of September 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: September 28, 2021	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement between Corbus Pharmaceuticals Holdings, Inc., and Craig Millian, effective as of September 27, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).